Exhibit 1.3

PROTHENA CORPORATION PLC

AMENDMENT LETTER TO

EQUITY DISTRIBUTION AGREEMENT

February 22, 2024

PIPER SANDLER & CO.

U.S. Bancorp Center

800 Nicollet Mall

Minneapolis, Minnesota 55402

STIFEL, NICOLAUS & COMPANY, INCORPORATED

One South Street, 15th Floor

Baltimore, Maryland 21202

CANTOR FITZGERALD & CO.

110 East 59th Street, 6th Floor

New York, New York 10022

RBC CAPITAL MARKETS, LLC

200 Vesey Street

New York, New York 10281-8098

CITIZENS JMP SECURITIES, LLC

600 Montgomery Street, Suite 1100

San Francisco, California 94111

Ladies and Gentlemen:

As set forth in that certain equity distribution agreement, dated December 23, 2021 (the “Agreement”), Prothena Corporation plc, an Irish public limited company (the “Company”), proposes to issue and sell from time to time through Piper Sandler & Co., Stifel, Nicolaus & Company, Incorporated, Cantor Fitzgerald & Co., RBC Capital Markets, LLC, and Citizens JMP Securities, LLC (the “Agents”), as sales agents, the Company’s ordinary shares, par value $0.01 per share on the terms set forth therein. The Company and the Agents wish to amend and restate in its entirety Section 1(a)(i) of the Agreement as follows:

“(i) Registration Statement and Prospectus. The Company will file, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Securities Act”), with the Securities and Exchange Commission (the “Commission”) an automatic registration statement on Form S-3, including a base prospectus, relating to certain securities, including the Ordinary Shares, to be issued from time to time by the Company, and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”). The Company will file a prospectus specifically relating to the Shares (the “ATM Prospectus”) that will be included as part of such registration statement, and shall, if necessary, prepare a prospectus supplement to the base prospectus and/or the ATM Prospectus included as part of such registration statement, as the case may be, specifically relating to the Shares (the “Prospectus Supplement”). The Company will furnish to the Agents, for use by the Agents, copies of the ATM Prospectus included as part of such registration statement, as supplemented by the Prospectus Supplement, if any, relating to the Shares. Except where the context otherwise requires, such registration statement, as amended when it becomes effective, including all documents filed as part thereof or incorporated by reference therein, and including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act or deemed to be a part of such registration statement pursuant to Rule 430B or 462(b) of the Securities Act, is herein called the “Registration Statement.” The ATM Prospectus, including all documents incorporated therein by reference, included in the Registration Statement, as it may be supplemented by the Prospectus Supplement, if any, in the form in which such ATM Prospectus and/or Prospectus Supplement have most recently been filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act, together with any “issuer free writing prospectus,” as defined in Rule 433 of the Securities Act regulations (“Rule 433”), relating to the Shares, if any, that (i) is required to be filed with the Commission by the Company or (ii) is exempt from filing pursuant to Rule 433(d)(5)(i), in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g), is herein called the “Prospectus.” Any reference herein to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein. For purposes of this Agreement, all references to the Registration Statement, the Prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to the Electronic Data Gathering Analysis and Retrieval System (“EDGAR”).”

Except as otherwise set forth herein, all other terms of the Agreement shall remain in full force and effect.

This amendment letter may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile or electronic mail (including, without limitation, “pdf”, “tif” or “jpg”) and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signature Pages Follow]

Please sign and return to the Company the enclosed duplicates of this amendment letter whereupon this amendment letter will become a binding agreement between the Company and the Agents in accordance with its terms.

Very truly yours,

PROTHENA CORPORATION PLC

/s/ Tran B. Nguyen
Name:	Tran B. Nguyen
Title:	Chief Strategy Officer and Chief Financial Officer

Confirmed as of the date first above mentioned.

PIPER SANDLER & CO.

By:	/s/ Connor Leahey
Name: Connor Leahey
Title: Director

STIFEL, NICOLAUS & COMPANY, INCORPORATED

By:	/s/ Sean Cessna
Name: Sean Cessna
Title: Managing Director

CANTOR FITZGERALD & CO.

By:	/s/ Sage Kelly
Name: Sage Kelly
Title: Senior Managing Director

RBC CAPITAL MARKETS, LLC

By:	/s/ Noël Brown
Name: Noël Brown
Title: Managing Director, Head of US Biotechnology

CITIZENS JMP SECURITIES, LLC

By:	/s/ Fedora Baloiu
Name: Fedora Baloiu
Title: Managing Director